SEARCHLIGHT MINERALS CORP.
(AN EXPLORATION STAGE ENTERPRISE)
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2006

	Historical				Pro Forma
	SMC	TI	Pro Forma		Combined
			Adjustments
ASSETS
Current assets
			$20,876,137	a
Cash and cash equivalents	$3,684,248	$3,105	(9,900,000)	b	$14,663,490
Prepaid expenses	106,235	-			106,235

Total current assets	3,790,483	3,105			14,769,725

Property and equipment, net	30,187	-			30,187
Mineral properties Searchlight claims	127,134	-			127,134
			110,579,191	c
Clarkdale slag project	-	-	690,000	d	111,469,191
			200,000	e
Joint venture agreeement	690,000	-	(690,000)	d	-
Merger option	200,000	-	(200,000)	e	-
Deposits	183,040	-			183,040
Income property and improvements, net	-	138,394	171,356	f	309,750
Land	-	507,446	2,792,554	f	3,300,000
Land - smelter site and slag pile	-	397,531	5,518,619	f	5,916,150

Total non-current assets	1,230,361	1,043,371			121,335,452

Total assets	$5,020,844	$1,046,476	$130,037,857		$136,105,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$888,651	$-	$130,105	j	1,018,756
Accounts payable - related party	311,863	-			311,863
Loan payable - related party	382,792	6,901	(6,901)	g	382,792
VRIC monthly payable, current portion	-	-	395,001	h	395,001
Due to VRIC	-	-	6,400,000	h	6,400,000

Total current liabilities	1,583,306	6,901			8,508,412

Long-term liabilities
VRIC monthly payable, net of current portion	-	-	3,252,403	h	3,252,403
Deferred tax liability Clarkdale slag project	-	-	33,151,312	k	33,151,312

Total long-term liabilities	-	-			36,403,715

Total liabilities	1,583,306	6,901			44,912,127

Stockholders’ equity
			(1,000)	g
Common stock, $0.001 par value	67,231	1,000	24,147	i	91,378
			20,868,815	a
Additional paid-in capital	12,898,687	5,715,304	66,862,550	i	100,630,052
			(5,715,304)	g
Accumulated other comprehensive loss	(121,606)	-			(121,606)
Accumulated deficit during development stage	(9,406,774)	(4,676,729)	4,676,729	g	(9,406,774)

Total stockholders' equity	3,437,538	1,039,575			91,193,050

Total liabilities and stockholders' equity	$5,020,844	$1,046,476	$130,037,857		$136,105,177

See notes to the pro forma combined financial statements.

SEARCHLIGHT MINERALS CORP.
(AN EXPLORATION STAGE ENTERPRISE)
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

	Historical			Pro Forma
	SMC	TI	Pro Forma	Combined
			Adjustments

Revenue	$-	$-		$-
Rental revenue	-	36,295		36,295

Operating expenses
Mineral exploration and evaluation expenses	2,519,932	-		2,519,932
General and administrative	1,198,069	12,620		1,210,689
Depreciation	6,309	32,007		38,316
Rental property expenses	-	8,317		8,317
Property taxes (refund)	-	(5,930)		(5,930)

Total operating expenses	3,724,310	47,014		3,771,324

Loss from operations	(3,724,310)	(10,719)		(3,735,029)

Other income (expense):
Loss on equipment disposition	(4,388)	-		(4,388)
Interest and dividend income	77,032	-		77,032

Total other income (expense)	72,644	-		72,644

Net loss	(3,651,666)	$(10,719)		$(3,662,385)

Other Comprehensive Loss
Foreign currency translation adjustment	(11,769)			(11,769)

Comprehensive Loss	(3,663,435)			(3,674,154)

Loss per common share - basic and diluted
Net loss	$(0.06)			$(0.04)

Weighted average common shares outstanding -
Basic and diluted	62,057,693		24,146,827	86,204,520

See notes to the pro forma combined financial statements.

SEARCHLIGHT MINERALS CORP.
PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006
AND FOR THE YEAR ENDED DECEMBER 31, 2006

The accompanying pro forma combined financial statements present the historical financial information of Searchlight Minerals Corp (SMC) as adjusted for the acquisition of Transylvania International, Inc. (TI) from Verde River Iron Company, LLC (VRIC), its 100% shareholder, pursuant to a merger transaction on February 15, 2007, whereby, Clarkdale Minerals, LLC (CML), a wholly owned subsidiary of SMC acquired 100% of the stock of TI. For financial reporting purposes, the business combination is to be accounted for as a purchase transaction.

The accompanying pro forma combined balance sheet presents the historical financial information of SMC and TI as of December 31, 2006, as adjusted for the acquisition of TI, accounted for as a purchase transaction.

The accompanying pro forma combined statement of operations for the year ended December 31, 2006 combines the historical financial information of SMC and TI as if the acquisition had occurred at the beginning of the year.

The pro forma combined financial statements have been prepared by management, based on the historical financial statements of SMC and TI. These pro forma combined financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that we believe are reasonable but are subject to change.

The pro forma combined financial statements should be read in conjunction with the historical financial statements of SMC included in the Form 10-KSB filed for the year ended December 31, 2006 and with the historical financial statements of TI for the year ended December 31, 2006, included elsewhere in this filing on Form 8-K.

SEARCHLIGHT MINERALS CORP.
PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006
AND FOR THE YEAR ENDED DECEMBER 31, 2006

1. BASIS OF PRESENTATION

The accompanying pro forma combined balance sheet presents the historical financial information of SMC and TI as of December 31, 2006, as adjusted for the acquisition of TI, accounted for as a purchase transaction.

The accompanying pro forma combined statement of operations for the year ended December 31, 2006 combines the historical financial information of SMC and TI as if the acquisition had occurred at the beginning of the year.

These pro forma combined financial statements are not intended to reflect results of operations or the financial position which would have actually resulted had the transactions been effected on the dates indicated.

2. GENERAL

Total consideration paid was approximately $120.3 million for the TI acquisition. The following table reflects the components of preliminary purchase consideration:

Purchase price:
Cash payments	$10,100,000
Common stock issued	66,879,375
Monthly payments, current portion	395,001
Monthly payments, net of current portion	3,252,403
Due to VRIC	6,400,000
Acquisition costs	127,000
Deferred income tax liability - Clarkdale slag project	33,151,312

Total purchase price	$120,305,091

In accordance with SFAS 141, Business Combinations, the purchase price of $120.3 million has been allocated to the assets acquired and liabilities assumed, based on their respective fair values at the date of acquisition. The purchase price was allocated to the real property assets based on fair market values determined using an independent real estate appraisal firm. The purchase price allocated to the Clarkdale slag project was determined based on the overall consideration given. The following table reflects allocation of the preliminary purchase consideration.

Preliminary allocation of purchase price:
Clarkdale slag project	$110,779,191
Land - slag pile site	5,916,150
Land	3,300,000
Income property and improvements	309,750

Net assets acquired	$120,305,091

SEARCHLIGHT MINERALS CORP.
PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006
AND FOR THE YEAR ENDED DECEMBER 31, 2006

3. CONTINGENT PAYMENTS

In addition to the purchase costs noted above, SMC has agreed to pay VRIC $3,500,000 as a priority distribution of cash flow from operations. This priority distribution has not been included in the calculation of total purchase price.

4. SUMMARY OF PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma financial statements for the year ended December 31, 2006, are as follows:

a.	Net proceeds from equity financing.

b.	Cash paid to VRIC on the closing date.

c.	Clarkdale slag project from acquisition.

d.	Reclassify joint venture option agreement into Clarkdale slag project.

e.	Merger option prepaid on the execution of the Letter Agreement in November 2006 and included in the Company’s December 31, 2006 balance sheet.

f.	Adjustment to estimated fair value of assets acquired at the acquisition date.

g.	Elimination of equity accounts and contribution of liability to shareholder to paid-in capital.

h.

Liabilities incurred by SMC in the purchase transaction, include $6,400,000 payable to VRIC on the project funding date; monthly payments to VRIC at $30,000 per month until estimated project funding date of September 30, 2007; monthly payments thereafter at $41,667 until February 15, 2017. Noncurrent portion has been discounted using an 8% discount rate.

i.	Adjust for issuance 16,825,000 shares at quoted market price on closing date of the Company’s common stock to the designates of VRIC.

j.	Record estimated SMC transaction costs of $127,000 plus consumption of TI cash balance of $3,105 for transaction costs.

k.	Record deferred income tax on excess of fair market value acquired over income tax basis at combined statutory federal and state rate of 38.5%

4. (LOSS) PER COMMON SHARE

Pro forma loss per common share for the year ended December 31, 2006 is computed based on the weighted average number of common shares outstanding during the period.

SEARCHLIGHT MINERALS CORP.
PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006
AND FOR THE YEAR ENDED DECEMBER 31, 2006

5. FINANCING TRANSACTIONS

a)

On March 22, 2007 the Company closed a private placement offering for gross proceeds of $6,678,483 (the "March Offering"). The securities sold pursuant to the March Offering were issued to non-US investors in accordance with the terms of Regulation S of the Securities Act of 1933. In connection with the March Offering, the Company entered into an Agency Agreement with D&D Securities Company (“D&D") dated March 21, 2007 (the "Agency Agreement"). The securities were sold to subscribers on a best efforts agency basis. Pursuant to the terms of the Agency Agreement, the Company sold an aggregate of 2,226,161 units for gross proceeds of $6,678,483, with each unit consisting of one share of its common stock and one half of one share purchase warrant with each whole warrant entitling the subscriber to purchase one additional share for a period of two years from the closing date at an exercise price of US$4.50 per Share. The warrants are callable by Searchlight if its common stock trades above $6.50 per share for 20 consecutive trading days. Also under the terms of the March Offering the Company agreed to use its best efforts to file with the Securities and Exchange Commission a registration statement on Form SB-2, or on such other form as is available, registering the offered securities within four months and one day after the closing of the March Offering. An aggregate commission and corporate finance fee totalling $525,386 was paid by the company to the Agent in connection with the March Offering and the Agent also received warrants to purchase 75,175 shares of its common stock.

b)

On February 23, 2007, the Company closed a private placement offering and issued 4,520,666 units for aggregate gross proceeds of $13,562,002 to accredited investors resident in the United States pursuant to Regulation D of the Securities Act (the “US Offering”). Each unit consisted of one share of its common stock and one half of one share purchase warrant with each whole warrant entitling the subscriber to purchase one additional share for a period of two years from the closing date at an exercise price of $4.50 per share. The warrants are callable by the Company if its common stock trades above $6.50 per share for 20 consecutive trading days. Pursuant to the terms of the US Offering, the Company agreed to use its best efforts to file a registration statement declared effective by the SEC within four months of the closing date of the US Offering. The Company agreed not to exercise its call rights until the registration statement registering the securities underlying the units sold has been declared effective by the SEC. The Company further agreed to keep the registration statement effective pursuant to Rule 415 of the Securities Act for a period of eighteen months following the date the registration statement is declared effective by the SEC. A portion of the US Offering was sold on a best efforts agency basis. Commissions paid to agents in connection with the US Offering totalled $381,990 and the agents also received warrants to purchase 90,870 shares of its common stock at a price of $4.50 per share, exercisable for a period of two years from the closing date.

SEARCHLIGHT MINERALS CORP.
PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006
AND FOR THE YEAR ENDED DECEMBER 31, 2006

5. FINANCING TRANSACTIONS (continued)

c)

Also on February 23, 2007, the Company closed a private placement offering and issued 575,000 units for aggregate gross proceeds of $1,725,000 to non-US investors pursuant to Regulation S of the Securities Act (the “February Offering”). Each unit consisted of one share of its common stock and one half of one share purchase warrant with each whole warrant entitling the subscriber to purchase one additional share for a period of two years from the closing date at an exercise price of $4.50 per share. The warrants are callable by the Company if its common stock trades above $6.50 per share for 20 consecutive trading days. Pursuant to the terms of the Non-US Offering, the Company agreed to use its best efforts to file a registration statement declared effective by the SEC within four months of the closing date of the February Offering. The Company agreed not to exercise its call rights until the registration statement registering the securities underlying the units sold has been declared effective by the SEC. The Company further agreed to keep the registration statement effective pursuant to Rule 415 of the Securities Act for a period of eighteen months following the date the registration statement is declared effective by the SEC. Commissions paid to agents in connection with the February Offering totalled $111,100 and the agents also received warrants to purchase 12,300 shares of its common stock at a price of $4.50 per share, exercisable for a period of two years from the closing date.

d)

On February 15, 2007, the Company approved the issuance of 16,825,000 shares of its common stock at the market value on the transaction date to five investors in connection with the Agreement and Plan of Merger dated February 15, 2007. The issuance was completed pursuant to Section 4(2) and Regulation D of the Securities Act on the basis that each investor was a sophisticated investor and was in a position of access to relevant material information regarding its operations. Each investor delivered appropriate investment representations satisfactory to the Company with respect to this transaction and consented to the imposition of restrictive legends upon the certificates evidencing such share certificates.